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                                                                      EXHIBIT 12


                          ROCKWELL INTERNATIONAL CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           SIX MONTHS ENDED MARCH 31, 2000
                              (in millions, except ratio)


EARNINGS AVAILABLE FOR FIXED CHARGES:
   Income from continuing operations before income taxes ..   $ 476
   Minority interest in losses of subsidiaries ............      (1)
                                                              -----
                                                                475

   Add fixed charges included in earnings:
      Interest expense ....................................      37
      Interest element of rentals .........................      26
                                                              -----
                                                                 63
                                                              -----
   Total earnings available for fixed charges .............   $ 538
                                                              =====

FIXED CHARGES:
   Fixed charges included in earnings .....................   $  63
   Capitalized interest ...................................       2
                                                              -----
      Total fixed charges .................................   $  65
                                                              =====

RATIO OF EARNINGS TO FIXED CHARGES (1) ....................    8.28
                                                              =====


(1) In computing the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before income taxes, adjusted for minority interest in income or loss of subsidiaries, undistributed earnings of affiliates, and fixed charges exclusive of capitalized interest. Fixed charges consist of interest on borrowings and that portion of rentals deemed representative of the interest factor.